Exhibit 99.1

NEWS RELEASE

For Immediate Release

Contact: Alison Ziegler, Cameron Associates (212) 554-5469

alison@cameronassoc.com www.usecology.com

US ECOLOGY, INC. TO PURCHASE

WASTE TREATMENT AND STORAGE FACILITY

Acquisition to Increase Market Penetration in Midwest U.S. and Canada

Boise, Idaho – May 21, 2012 – US Ecology, Inc. [NASDAQ- GS:ECOL] (“the Company”) today announced that it has entered into a definitive agreement (“Agreement”) with PVS Chemicals, Inc. to acquire the stock of its wholly owned subsidiary Dynecol, Inc. (“Dynecol”). Dynecol owns and operates a permitted Treatment, Storage and Disposal facility (“the Facility”) located in Detroit, Michigan. The facility, which has been in operation since 1974, principally provides hazardous liquid waste services to the Midwest United States and Canadian industrial markets. The Facility generated revenue ranging from approximately $9 to $14 million annually over the last several years and has approximately 35 employees.

Under the terms of the Agreement, the Company will purchase all Dynecol’s common stock for $11.25 million using borrowings from its existing credit agreement. The closing of the acquisition is subject to the transfer of certain regulatory permits, among other things, and is expected to be completed before June 1, 2012. The acquisition is expected to be neutral to 2012 earnings after transaction costs are excluded and accretive thereafter.

“In addition to increasing our service offering and capabilities, this acquisition provides US Ecology with a physical presence in a key industrial market allowing us to further leverage our Stablex facility in Quebec,” stated President and Chief Executive Officer Jim Baumgardner. “This well-established facility will allow us to offer improved and incremental waste services to both our regional and national account customers.”

Baumgardner added, “This acquisition is a continuation of our strategy of acquiring assets that are consistent with our core business, increase our geographic footprint, augment services to existing customers and allow us to attract new customers.”

About US Ecology, Inc.

US Ecology, Inc., through its subsidiaries, provides radioactive, hazardous, PCB and non-hazardous industrial waste management and recycling services to commercial and government entities, such as refineries and chemical production facilities, manufacturers, electric utilities, steel mills, medical and academic institutions and waste brokers. Headquartered in Boise, Idaho, the Company is one of the oldest radioactive and hazardous waste services companies in the North America.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 that are based on our current expectations, beliefs and assumptions about the industry and markets in which US Ecology, Inc. and its subsidiaries operate. Because such statements include risks and uncertainties, actual results may differ materially from what is expressed herein and no assurance can be given that the Company will achieve its 2012 earnings estimates, successfully execute its growth strategy, increase market share, or declare or pay future dividends. For information on other factors that could cause actual results to differ materially from expectations, please refer to US Ecology, Inc.’s December 31, 2011 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date such statements are made. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Important assumptions and other important factors that could cause actual results to differ materially from those set forth in the forward-looking information include a loss of a major customer or contract, compliance with and changes to applicable laws, rules, or regulations, access to cost effective transportation services, access to insurance, surety bonds and other financial assurances, loss of key personnel, lawsuits, labor disputes, adverse economic conditions, government funding or competitive pressures, incidents or adverse weather conditions that could limit or suspend specific operations, implementation of new technologies, market conditions, average selling prices for recycled materials, our ability to replace business from recently completed large projects, our ability to perform under required contracts, our ability to permit and contract for timely construction of new or expanded disposal cells, our willingness or ability to pay dividends and our ability to effectively close and integrate the Dynecol or other acquisitions.

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